Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 (No. 333-         ) of Community Choice Financial Inc. and Subsidiaries of our report dated August 22, 2011, relating to our audits of the consolidated financial statements of Community Choice Financial Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Raleigh, North Carolina

August 22, 2011